UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  December 14, 2016

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

_________________________

Registrant’s telephone number, including area code:
(713) 996-4700
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On December 14, 2016, DXP entered into the FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of November 28, 2016 (the "Effective Date"), is by and among DXP ENTERPRISES, INC., a Texas corporation ("US Borrower"), DXP CANADA ENTERPRISES LTD., a corporation organized under the laws of British Columbia, Canada ("Canadian Borrower" and together with US Borrower, the "Borrowers"), the lenders who are party to this Amendment (the "Consenting Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

The Amendment:

(a)
Amended and restated the maximum permitted ratio for the Consolidated Leverage Ratio per the table found in Section 9.12(a) of the Credit Agreement to NONE for the period January 1, 2016 and thereafter;

(b)
Amended and restated the minimum permitted ratio for the Consolidated Fixed Charge Coverage Ratio per the table found in Section 9.12(b) of the Credit Agreement to NONE for the period January 1, 2016 and thereafter;

(c)	Amended and restated the permitted Minimum Consolidated EBITDA per the table found in Section 9.12(d) of the Credit Agreement in its entirety to read as follows:

Period	Minimum Consolidated EBITDA
July 31, 2016	$49,429,000
August 31, 2016	$45,667,000
September 30, 2016	$43,900,000
October 31, 2016	$43,764,000
November 30, 2016	$44,068,000
December 31, 2016	$39,891,000
January 31, 2017	$40,576,000
February 28, 2017	$42,257,000
March 31, 2017	$43,276,000
April 30, 2017	$41,266,000
May 31, 2017	$39,283,000
June 30, 2017	$36,210,000
July 31, 2017	$42,968,000
August 31, 2017	$42,411,000
September 30, 2017	$39,306,000
October 30, 2017 and thereafter	$39,000,000

(d)	Amended and restated the definition of "Consolidated EBITDA" per Section 1.1 of the Credit Agreement to read in its entirety as follows:
"Consolidated EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP:
(a) Consolidated Net Income for such period, plus
(b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:
(i) income and franchise taxes payable during such period,
(ii) Consolidated Interest Expense for such period,
(iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),
(iv) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs,
(v) (A) one-time cash commissions, fees or other expenses incurred in connection with the Transactions and, to the extent permitted hereunder, any Subordinated Indebtedness, Investments (including the B27 Acquisition) or Asset Dispositions, only to the extent that such cash commissions, fees or other expenses are incurred within six (6) months following the occurrence of the applicable transaction, and (B) integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation costs in connection with the B27 Acquisition or any Permitted Acquisition, only to the extent that such costs and expenses are incurred within twelve (12) months following the consummation of the applicable transaction; provided that the sum of all such amounts permitted pursuant to the foregoing clauses (b)(v)(A) and (B) for such period shall not exceed 5% of Consolidated EBITDA (prior to giving effect to this clause (b)(v)) for such period,
(vi) write-down of cash expenses incurred in connection with the Existing Credit Agreement,
(vii) extraordinary losses during such period (excluding extraordinary losses from discontinued operations), and
(viii) additional one-time cash expenses incurred during such period in connection with the B27 Acquisition in an aggregate amount not to exceed $7,500,000 during the term of this Agreement; less
(c) interest income and any extraordinary gains during such period;

(e)	Amended Section 8.2 of the Credit Agreement by amending and restating subsection (a) to read in its entirety as follows:
(a)
at each time financial statements are delivered pursuant to Sections 8.1(a), (b) or (g), a duly completed Officer's Compliance Certificate signed by a Financial Officer of the US Borrower and a report containing management's discussion and analysis of such financial statements;

(f)	Amended and restated the Officer's Compliance Certificate to conform with the changes contained in the Amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included herein:

10.1 Fifth Amendment to Amended and Restated Credit Agreement dated as of November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:       /s/Mac McConnell
Mac McConnell
Senior Vice President/Finance and Chief Financial Officer

Dated: December 20, 2016

INDEX TO EXHIBITS

Exhibit No. Description
10.1 Fifth Amendment to Amended and Restated Credit Agreement, dated as of November 28, 2016.